Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Transition Report on Form 20-F for the six months ended December 31, 2022 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, John C. Burns, certify that:

1.
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2023	By:	/s/ Dr. John Christopher Burns
Dr. John Christopher Burns
Chief Executive Officer